SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2003

Star Struck, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-8912	36-1805030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 F.J. Clarke Circle
Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (914) 833-0649

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 14, 2003, the Company filed an application to voluntarily delist its common stock, par value $1.00 per share, on the American Stock Exchange. Upon delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission to deregister the common stock under the Securities Exchange Act and to terminate the Company’s obligation to file periodic and annual reports with the Commission.

A copy of the Company’s press release announcing the filing is included as Exhibit 99.1 to this report.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated January 14, 2003	Filed with this document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2003	Star Struck, Ltd.

	By:	/S/ KENNETH KARLAN
Kenneth Karlan President

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